UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

BREDA TELEPHONE CORP.
(Exact name of registrant as specified in its charter)

Iowa	0-26525	42-0895882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 East Main, P.O. Box 190, Breda, Iowa	51436
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 673-2311

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 12, 2006, Breda Telephone Corp. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-QSB for the period ended March 31, 2006. On August 11, 2006, Breda filed with the Securities and Exchange Commission its Quarterly Report on Form 10-QSB for the period ended June 30, 2006.

On November 14, 2006, in connection with the preparation of Breda’s Quarterly Report on Form 10-QSB for the period ended September 30, 2006, Breda determined the need to restate its financial results for the three-month period ended March 31, 2006 and its financial results for the three-month period ended June 30, 2006, and to accordingly amend Breda’s quarterly reports for those periods and the related financial statements.

Breda’s Form 10-QSB for the period ended March 31, 2006 was amended to restate Breda’s income from equity investments derived from an investment in a cellular partnership, Iowa 8 Monona Limited Partnership (RSA #8). Two of Breda’s subsidiaries each own an approximate 5.84% interest in RSA #8. Twelve-months income figures for RSA #8, instead of three-month income figures, were used to compute Breda’s pro-rata share of the income generated by RSA #8 for the three-month period ended March 31, 2006, resulting in a $378,228 overstatement of income from equity investments in Breda’s Form 10-QSB for the period ended March 31, 2006. After adjustment for that overstatement, net of income taxes, Breda’s amended net income as of March 31, 2006 decreased $223,154, or $7.19/share.

Breda’s year to date income from equity investments for the six-months ended June 30, 2006 consequently decreased by the same $378,228. After adjustment for that overstatement, net of income taxes, Breda’s amended year to date net income as of June 30, 2006 decreased $223,154 from $1,889,447 to $1,666,293, and net income per common share decreased $7.19 from $60.90/share to $53.71/share.

Breda’s chief financial officer discussed the matters disclosed in this Form 8-K with Breda’s independent auditors.

Breda’s amended Quarterly Reports for the periods ending March 31, 2006, and June 30, 2006 were filed with the SEC on November 15, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREDA TELEPHONE CORP.

Date: November 15, 2006.	By:	/s/ Steve Frickenstein

Steve Frickenstein, Chief Executive Officer

Date: November 15, 2006	By:	/s/ Jane Morlok

Jane Morlok, Chief Financial Officer